Exhibit 4

                                                                         IBC 01
                          Commonwealth of The Bahamas

                    The International Business Companies Act

                                (No. 2 of 1990)


                          Certificate of Incorporation      (Section 11 and 12)



No: 69,832 B

                         ULTRAPETROL (BAHAMAS) LIMITED
                         -----------------------------


     I, JACINDA P. BUTLER..... ASST, Register General of the Commonwealth of The
Bahamas Do Hereby Certify pursuant to the International Business Companies Act (No. 2 of 1990) that all the requirements of the said Act in respect of incorporation have been satisfied and that

                         ULTRAPETROL (BAHAMAS) LIMITED
is incorporated in the Commonwealth of The Bahamas as an International Business Company this 23rd day of December 1997

Certified that this is a true                       Given under my hand and seal
copy of the original                                at Nassau in the Common-
                                                    wealth of The Bahamas
------------------------
     Notary Public

Date
     -------------------
                                                   /s/
                                                      ----------------------
                                                      ASST. REGISTER GENERAL